1 Industrial Logistics Properties Trust Fourth Quarter 2024 Financial Results and Supplemental Information February 18, 2025 Exhibit 99.2 996 Paragon Way Rock Hill, SC 945,023 Square Feet ILPT Ownership: 100%

Table of Contents

INDUSTRIAL LOGISTICS PROPERTIES TRUST

QUARTERLY RESULTS

- Industrial Logistics Properties Trust Announces Fourth Quarter 2024 Financial Results 4
- Fourth Quarter 2024 Highlights 5

FINANCIALS

- Key Financial Data 7
- Condensed Consolidated Statements of Income (Loss) 8
- Condensed Consolidated Balance Sheets 9
- Debt Summary 10
- Debt Maturity Schedule 11
- Leverage and Coverage Ratios 12
- Capital Expenditures Summary 13

PORTFOLIO INFORMATION

- Same Property Results 15
- Occupancy and Leasing Summary 16
- Tenant Credit Characteristics and Concentration 17
- Portfolio Lease Expiration and Reset Schedules 18
- Key Financial Data by Investment Portfolio 19

JOINT VENTURES

- Consolidated Joint Venture - Mountain Industrial REIT LLC .... 21 - 24
- Unconsolidated Joint Venture - The Industrial Fund REIT LLC 25

APPENDIX

- Calculation and Reconciliation of NOI and Cash Basis NOI 27
- Reconciliation of NOI to Same Property NOI and Calculation of Same Property Cash Basis NOI 28
- Calculation of EBITDA, EBITDAre and Adjusted EBITDAre 29
- Calculation of FFO, Normalized FFO and CAD .... 30 - 31
- Company Profile, Research Coverage and Governance Information 32
- Non-GAAP Financial Measures and Certain Definitions .... 33 - 35

WARNING CONCERNING FORWARD-LOOKING STATEMENTS 36

ILPT
Nasdaq Listed

Trading Symbols:
Common Shares: ILPT

Investor Relations Contact
Bryan Maher, Senior Vice President
(617) 219-1489
Bryan.maher@ilptreit.com

Corporate Headquarters
Two Newton Place
255 Washington Street, Suite 300
Newton, Massachusetts 02458-1634

All amounts in this presentation are unaudited.

Please refer to Non-GAAP Financial Measures and Certain Definitions for terms used throughout this document.



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Q4 2024 2

3Q4 2024RETURN TO TABLE OF CONTENTS Quarterly Results

4Q4 2024RETURN TO TABLE OF CONTENTS "We finished the year with continued strong demand for our high-quality portfolio as we achieved annual leasing of nearly 6,100,000 square feet. During the quarter, we completed 731,000 square feet of leasing at weighted average rental rates that were 39.3% higher than prior rents for the same space. As we look ahead to 2025, we remain focused on our ability to realize organic cash flow growth through the leasing of our vacancies, leveraging favorable market conditions to increase rents, maintaining strong relationships with existing tenants to ensure high retention rates and identifying synergies in property operations to enhance net operating income. Simultaneously, we will continue to strategically evaluate opportunities to reduce leverage, in an effort to strengthen our balance sheet and enhance financial flexibility." Yael Duffy President and Chief Operating Officer INDUSTRIAL LOGISTICS PROPERTIES TRUST ANNOUNCES FOURTH QUARTER 2024 FINANCIAL RESULTS Newton, MA (February 18, 2025): Industrial Logistics Properties Trust (Nasdaq: ILPT) today announced its financial results for the quarter ended December 31, 2024. Distribution On January 16, 2025, ILPT declared a quarterly distribution on its common shares of $0.01 per share to shareholders of record as of the close of business on January 27, 2025. This distribution will be paid on or about February 20, 2025. Conference Call A conference call to discuss ILPT's fourth quarter results will be held on Wednesday, February 19, 2025 at 1:00 p.m. Eastern Time. The conference call may be accessed by dialing (877) 418-4826 or (412) 902-6758 (if calling from outside the United States and Canada); a pass code is not required. A replay of the conference call will be available for one week by dialing (877) 344-7529; the replay pass code is 5593087. A live audio webcast of the conference call will also be available in a listen- only mode on ILPT’s website, at www.ilptreit.com. The archived webcast will be available for replay on ILPT’s website after the call. The transcription, recording and retransmission in any way of ILPT's fourth quarter conference call are strictly prohibited without the prior written consent of ILPT. About Industrial Logistics Properties Trust ILPT is a real estate investment trust, or REIT, focused on owning and leasing high quality industrial and logistics properties. As of December 31, 2024, ILPT’s portfolio consisted of 411 properties containing approximately 59.9 million rentable square feet located in 39 states. Approximately 77% of ILPT’s annualized rental revenues as of December 31, 2024 are derived from investment grade tenants, tenants that are subsidiaries of investment grade rated entities or Hawaii land leases. ILPT is managed by The RMR Group (Nasdaq: RMR), a leading U.S. alternative asset management company with over $40 billion in assets under management as of December 31, 2024 and more than 35 years of institutional experience in buying, selling, financing and operating commercial real estate. ILPT is headquartered in Newton, MA. For more information, visit www.ilptreit.com.

5Q4 2024RETURN TO TABLE OF CONTENTS Portfolio Update • Executed approximately 731,000 square feet of total leasing activity at weighted average rental rates that were 39.3% higher than prior rental rates for the same space and with a weighted average lease term (by annualized rental revenues) of 11.5 years. • Lease renewals accounted for approximately 80% of leased square footage, which continues to highlight strong tenant retention and demand for ILPT’s high quality warehouse and distribution properties. • A 94.4% leased portfolio benefits from stable cash flows, of which 77% of annualized rental revenues are generated from investment grade tenants (or their subsidiaries) and Hawaii land leases, with a weighted average lease term (by annualized rental revenues) of 7.8 years. Financial Results • Net loss attributable to common shareholders was $24.1 million, or $0.37 per diluted share. • Normalized FFO attributable to common shareholders was $8.9 million, or $0.13 per diluted share. • NOI was $84.2 million, cash basis NOI was $81.6 and Adjusted EBITDAre was $82.2 million. Financing and Liquidity • ILPT exercised the first of its three, one year extension options for the maturity date of its $1.2 billion floating rate loan. As part of the extension, ILPT purchased a one year interest rate cap for $17.0 million with a SOFR strike rate equal to 2.78%. • ILPT had $131.7 million of cash, excluding restricted cash, to meet its operating and capital obligations, pay its debt service obligations and fund future financing needs. • In February 2025, Mountain JV provided notification of its intent to exercise the second option to extend the maturity of its $1.4 billion floating rate loan and purchased a one year interest rate cap for $15.0 million with a SOFR strike rate equal to 3.10%. Fourth Quarter 2024 Highlights (As of and for the three months ended December 31, 2024, unless otherwise noted)

6Q4 2024RETURN TO TABLE OF CONTENTS Financials

Key Financial Data

INDUSTRIAL LOGISTICS PROPERTIES TRUST

(dollars in thousands, except per share data)

	As of and for the Three Months Ended				
	12/31/2024	9/30/2024	6/30/2024	3/31/2024	12/31/2023
Selected Income Statement Data:					
Rental income	$ 110,521	$ 108,945	$ 110,621	$ 112,235	$ 108,895
Net loss	$ (34,380)	$ (35,407)	$ (33,479)	$ (33,902)	$ (41,402)
Net loss attributable to common shareholders	$ (24,101)	$ (24,990)	$ (23,175)	$ (23,403)	$ (31,240)
NOI	$ 84,186	$ 84,709	$ 86,265	$ 86,052	$ 84,887
Cash Basis NOI	$ 81,610	$ 82,503	$ 82,935	$ 82,196	$ 81,453
Adjusted EBITDAre	$ 82,156	$ 83,947	$ 85,057	$ 84,400	$ 83,072
FFO attributable to common shareholders	$ 8,877	$ 8,063	$ 8,965	$ 9,450	$ 7,799
Normalized FFO attributable to common shareholders	$ 8,877	$ 8,063	$ 8,965	$ 9,450	$ 8,086
CAD attributable to common shareholders	$ 7,696	$ 11,247	$ 14,005	$ 11,928	$ 8,948
Rolling four quarter CAD attributable to common shareholders	$ 44,876	$ 46,128	$ 45,386	$ 41,184	$ 39,438
Per Common Share Data (basic and diluted):					
Net loss attributable to common shareholders	$ (0.37)	$ (0.38)	$ (0.35)	$ (0.36)	$ (0.48)
FFO attributable to common shareholders	$ 0.13	$ 0.12	$ 0.14	$ 0.14	$ 0.12
Normalized FFO attributable to common shareholders	$ 0.13	$ 0.12	$ 0.14	$ 0.14	$ 0.12
CAD attributable to common shareholders	$ 0.12	$ 0.17	$ 0.21	$ 0.18	$ 0.14
Rolling four quarter CAD attributable to common shareholders	$ 0.68	$ 0.70	$ 0.69	$ 0.63	$ 0.60
Dividends:					
Annualized dividends paid per share	$ 0.04	$ 0.04	$ 0.04	$ 0.04	$ 0.04
Annualized dividend yield (at end of period)	1.1%	0.8%	1.1%	0.9%	0.9%
Annualized Normalized FFO attributable to common shareholders payout ratio	7.7%	8.3%	7.1%	7.1%	8.3%
CAD attributable to common shareholders payout ratio	8.3%	5.9%	4.8%	5.6%	7.1%
Rolling four quarter CAD attributable to common shareholders payout ratio	5.9%	5.7%	5.8%	6.3%	6.7%
Selected Balance Sheet Data:					
Total cash and cash equivalents	$ 131,706	$ 153,863	$ 146,150	$ 128,394	$ 112,341
Total gross assets	$ 5,930,217	$ 5,946,943	$ 5,950,348	$ 5,956,536	$ 5,961,129
Total assets	$ 5,406,331	$ 5,454,808	$ 5,489,822	$ 5,527,569	$ 5,563,675
Total liabilities	$ 4,397,001	$ 4,412,049	$ 4,402,055	$ 4,405,069	$ 4,401,896
Total equity	$ 1,009,330	$ 1,042,759	$ 1,087,767	$ 1,122,500	$ 1,161,779

	As of 12/31/2024
Capitalization:	
Total common shares	66,144,308
Closing price	$ 3.65
Equity market capitalization	$ 241,427
Debt	4,307,829
Total market capitalization	$ 4,549,256
Net Debt:	
Principal balance	$ 4,307,829
Cash and cash equivalents	(131,706)
Restricted cash and cash equivalents	(110,774)
Net debt	$ 4,065,349


1151 South Graham Road
Greenwood, IN
615,284 Square Feet
ILPT Ownership: 61%

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Q4 2024 7

Condensed Consolidated Statements of Income (Loss)

INDUSTRIAL LOGISTICS PROPERTIES TRUST

(amounts in thousands, except per share data)

	Three Months Ended December 31, 2024	Three Months Ended December 31, 2023	Year Ended December 31, 2024	Year Ended December 31, 2023
Rental income	$ 110,521	$ 108,895	$ 442,322	$ 437,338
Expenses:				
Real estate taxes	16,214	13,560	62,563	60,053
Other operating expenses	10,121	10,448	38,547	38,192
Depreciation and amortization	41,784	44,450	171,987	178,728
General and administrative	7,589	7,414	30,454	31,164
Acquisition and other transaction related costs	–	287	–	287
(Recovery) loss on impairment of real estate [1]	–	(98)	–	156
Total expenses	75,708	76,061	303,551	308,580
Interest income	2,506	2,571	11,427	7,911
Interest expense	(71,739)	(72,979)	(292,536)	(288,537)
Gain on sale of real estate	–	2,684	–	1,710
Loss on early extinguishment of debt	–	–	–	(359)
Loss before income taxes and equity in earnings of unconsolidated joint venture	(34,420)	(34,890)	(142,338)	(150,517)
Income tax (expense) benefit	(60)	9	(162)	(104)
Equity in earnings (losses) of unconsolidated joint venture	100	(6,521)	5,332	902
Net loss	(34,380)	(41,402)	(137,168)	(149,719)
Net loss attributable to noncontrolling interest	10,279	10,162	41,499	41,730
Net loss attributable to common shareholders	$ (24,101)	$ (31,240)	$ (95,669)	$ (107,989)
Weighted average common shares outstanding (basic and diluted)	65,833	65,551	65,697	65,430
Net loss per share attributable to common shareholders (basic and diluted)	$ (0.37)	$ (0.48)	$ (1.46)	$ (1.65)


158 West Yard Road
Feura Bush, NY
354,000 Square Feet
ILPT Ownership: 100%

(1) During the fourth quarter of 2023, ILPT recovered estimated selling costs for one property that was previously classified as held for sale and subsequently reclassified to held and used.

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Q4 2024 8

9Q4 2024RETURN TO TABLE OF CONTENTS Condensed Consolidated Balance Sheets December 31, 2024 2023 ASSETS Real estate properties $ 5,180,385 $ 5,169,552 Accumulated depreciation (523,886) (397,454) Total real estate properties, net 4,656,499 4,772,098 Investment in unconsolidated joint venture 116,732 115,360 Acquired real estate leases, net 199,193 243,521 Cash and cash equivalents 131,706 112,341 Restricted cash and cash equivalents 110,774 133,382 Rents receivable 129,162 119,170 Other assets, net 62,265 67,803 Total assets $ 5,406,331 $ 5,563,675 LIABILITIES AND EQUITY Mortgages and notes payable, net $ 4,300,537 $ 4,305,941 Accounts payable and other liabilities 76,753 72,455 Assumed real estate lease obligations, net 14,937 18,534 Due to related persons 4,774 4,966 Total liabilities 4,397,001 4,401,896 Commitments and contingencies Equity attributable to common shareholders 562,019 669,954 Noncontrolling interest 447,311 491,825 Total equity 1,009,330 1,161,779 Total liabilities and equity $ 5,406,331 $ 5,563,675 (dollars in thousands) 235 Great Pond Road Windsor, CT 113,753 Square Feet ILPT Ownership: 100%

Debt Summary

As of December 31, 2024
(dollars in thousands)

Entity	Type	Secured By	Interest Rate [1]	Principal Balance	Maturity Date	Years to Maturity
ILPT	Floating rate - interest only [2]	69 mainland and 35 Hawaii properties	6.71%	$ 1,235,000	10/09/2025	0.8
ILPT	Fixed rate - interest only	186 Hawaii properties	4.31%	650,000	02/07/2029	4.1
ILPT	Fixed rate - interest only	17 mainland properties	4.42%	700,000	03/09/2032	7.2
Mountain JV	Floating rate - interest only [3]	82 mainland properties	5.81%	1,400,000	03/09/2025	0.2
Mountain JV	Fixed rate - interest only	Four mainland properties	6.25%	91,000	06/10/2030	5.4
Mountain JV	Fixed rate - amortizing	One mainland property	3.67%	10,020	05/01/2031	6.3
Mountain JV	Fixed rate - amortizing	One mainland property	4.14%	11,636	07/01/2032	7.5
Mountain JV	Fixed rate - amortizing	One mainland property	4.02%	26,200	10/01/2033	8.8
Mountain JV	Fixed rate - amortizing	One mainland property	4.13%	36,684	11/01/2033	8.8
Mountain JV	Fixed rate - amortizing	One mainland property	3.10%	22,637	06/01/2035	10.4
Mountain JV	Fixed rate - amortizing	One mainland property	2.95%	36,655	01/01/2036	11.0
Mountain JV	Fixed rate - amortizing	One mainland property	4.27%	41,491	11/01/2037	12.8
Mountain JV	Fixed rate - amortizing	One mainland property	3.25%	46,506	01/01/2038	13.0
	Weighted average / total		5.51%	$ 4,307,829		2.7


52 Pettengill Road
Londonderry, NH
614,240 Square Feet
ILPT Ownership: 100%

(1) Interest rates reflect the impact of interest rate caps, as applicable.

(2) This loan has two remaining one year extension options, subject to the satisfaction of certain conditions, and requires that interest be paid at an annual rate of SOFR plus a weighted average premium of 3.93%. ILPT purchased an interest rate cap through October 2025 with a SOFR strike rate equal to 2.78%.

(3) This loan has two remaining one year extension options, subject to the satisfaction of certain conditions, and requires that interest be paid at an annual rate of SOFR plus a weighted average premium of 2.77%. Mountain JV purchased an interest rate cap through March 2025 with a SOFR strike rate equal to 3.04%. In February 2025, Mountain JV provided notice to exercise the second extension option for the maturity of this loan and in connection therewith purchased a one year interest rate cap for $15,010 with a SOFR strike rate equal to 3.10%.

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Q4 2024 10

11Q4 2024RETURN TO TABLE OF CONTENTS (1) This loan matures in March 2025, subject to two remaining one year extension options. In February 2025, Mountain JV provided notice to exercise the second extension option for the maturity of this loan. (2) This loan matures in October 2025, subject to two remaining one year extension options. Debt Maturity Schedule (dollars in millions) As of December 31, 2024 Current Maturity Date Pr in ci p al $1,235.0 — — — — — $1,400.0 $18.8 $19.5 $20.2 $21.0 $671.8 $921.5 Secured fixed rate debt Secured floating rate debt of consolidated joint venture Secured floating rate debt 2025 2026 2027 2028 2029 Thereafter $0 $500 $1,000 $1,500 $2,000 $2,500 $3,000 (1) 1509 Leestown Road Frankfort, KY 599,840 Square Feet ILPT Ownership: 61% (2)

12Q4 2024RETURN TO TABLE OF CONTENTS As of and for the Three Months Ended 12/31/2024 9/30/2024 6/30/2024 3/31/2024 12/31/2023 Leverage Ratios: Net debt / total gross assets 68.6% 68.1% 68.2% 68.6% 68.4% Net debt / gross book value of real estate assets 71.3% 71.0% 71.2% 71.7% 71.3% Net debt / total market capitalization 89.4% 87.5% 89.0% 88.7% 88.0% Secured debt / total assets 79.7% 79.1% 78.6% 78.2% 77.8% Variable rate debt / net debt 64.8% 65.1% 64.9% 64.5% 64.6% Coverage Ratios: Net debt / annualized Adjusted EBITDAre 12.4x 12.1x 11.9x 12.1x 12.3x Adjusted EBITDAre / interest expense 1.1x 1.1x 1.2x 1.2x 1.1x Leverage and Coverage Ratios 1901 Meadowville Technology Parkway Chester, VA 1,016,281 Square Feet ILPT Ownership: 100%

13Q4 2024RETURN TO TABLE OF CONTENTS (dollars in thousands) For the Three Months Ended For the Year Ended 12/31/2024 9/30/2024 6/30/2024 3/31/2024 12/31/2023 12/31/2024 12/31/2023 Tenant improvements $ 916 $ 433 $ 142 $ 444 $ 1,423 $ 1,935 $ 3,316 Leasing costs 1,265 2,695 184 2,127 1,196 6,271 5,082 Building improvements 3,176 2,509 2,506 802 2,406 8,993 6,779 Recurring capital expenditures 5,357 5,637 2,832 3,373 5,025 17,199 15,177 Development, redevelopment and other activities — — — — 381 — 8,086 Total capital expenditures $ 5,357 $ 5,637 $ 2,832 $ 3,373 $ 5,406 $ 17,199 $ 23,263 Capital Expenditures Summary 2552 South 98th Street Edwardsville, KS 280,019 Square Feet ILPT Ownership: 61%

14Q4 2024RETURN TO TABLE OF CONTENTS Portfolio Information

15Q4 2024RETURN TO TABLE OF CONTENTS (dollars and sq. ft. in thousands) As of and for the Three Months Ended As of and for the Year Ended 12/31/2024 12/31/2023 12/31/2024 12/31/2023 Properties 411 411 411 411 Rentable square feet 59,890 59,951 59,890 59,951 Percent leased 94.4% 98.8% 94.4% 98.8% Rental income $ 110,521 $ 108,895 $ 442,322 $ 437,233 NOI $ 84,186 $ 84,910 $ 341,248 $ 339,060 NOI % change (0.9) % 0.7% Cash Basis NOI $ 81,610 $ 81,476 $ 329,280 $ 324,331 Cash Basis NOI % change 0.2% 1.5% Same Property Results 5 Logistics Drive Carlisle, PA 205,090 Square Feet ILPT Ownership: 22%

Occupancy and Leasing Summary [(1)]

INDUSTRIAL LOGISTICS PROPERTIES TRUST

(dollars and sq. ft. in thousands, except per sq. ft. data)

	As of and for the Three Months Ended					As of and for the Year Ended
	12/31/2024	9/30/2024	6/30/2024	3/31/2024	12/31/2023	12/31/2024
Properties	411	411	411	411	411	411
Rentable square feet	59,890	59,890	59,893	59,893	59,951	59,890
Percentage leased	94.4%	94.4%	95.4%	99.0%	98.8%	94.4%
Leasing Activity (Sq. Ft.):						
New leases	148	17	73	90	276	328
Renewals	583	2,740	555	1,785	1,220	5,663
Rent resets	–	–	–	106	38	106
Total	731	2,757	628	1,981	1,534	6,097
Expirations	(682)	(3,358)	(2,832)	(1,811)	(1,563)	(8,683)
% Change in GAAP Rent:						
New leases	43.1%	4.1%	43.5%	48.1%	65.9%	40.0%
Renewals	37.5%	7.0%	11.2%	38.5%	16.2%	16.0%
Rent resets	–%	–%	–%	27.5%	28.0%	27.5%
Weighted average (by sq. ft.)	39.3%	7.0%	15.8%	38.3%	19.7%	18.2%
Leasing Costs and Concession Commitments:						
New leases	$ 1,515	$ 113	$ 587	$ 717	$ 1,528	$ 2,932
Renewals	505	2,794	290	2,754	2,122	6,343
Total	$ 2,020	$ 2,907	$ 877	$ 3,471	$ 3,650	$ 9,275
Leasing Costs and Concession Commitments per Sq. Ft.:						
New leases	$ 10.27	$ 6.77	$ 8.03	$ 7.96	$ 5.53	$ 8.96
Renewals	$ 0.87	$ 1.02	$ 0.52	$ 1.54	$ 1.74	$ 1.12
Weighted average	$ 2.76	$ 1.05	$ 1.40	$ 1.85	$ 2.44	$ 1.55
Weighted Average Lease Term by Sq. Ft. (Years):						
New leases	21.3	3.9	14.6	19.4	3.9	18.4
Renewals	7.8	6.2	5.8	5.6	7.3	6.1
Weighted average	10.5	6.2	6.8	6.2	6.7	6.8
Leasing Costs and Concession Commitments per Sq. Ft. per Year:						
New leases	$ 0.48	$ 1.75	$ 0.55	$ 0.41	$ 1.41	$ 0.49
Renewals	$ 0.11	$ 0.17	$ 0.09	$ 0.28	$ 0.24	$ 0.18
Weighted average	$ 0.26	$ 0.17	$ 0.21	$ 0.30	$ 0.37	$ 0.23

(1) Reflects leases executed during the periods indicated.

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Q4 2024 16

Tenant Credit Characteristics and Concentration

As of December 31, 2024

(dollars and sq. ft. in thousands)

Tenant Credit Characteristics	% of Total Annualized Rental Revenues
Investment grade rated	18.1%
Subsidiaries of investment grade rated parent entities	37.5%
Other leased Hawaii lands	21.1%
Subtotal investment grade rated, subsidiaries of investment grade rated parent entities and other leased Hawaii lands	76.7%
Other unrated or non-investment grade	23.3%
	100.0%

	Top 10 Tenants [(1)]	Location	No. of Properties	Leased Square Feet	% of Total Leased Square Feet	% of Total Annualized Rental Revenues
1	FedEx Corporation	Various (33 States)	78	12,781	22.6%	29.1%
2	Amazon.com Services, Inc.	AL, IN, OK, SC, TN, VA	8	4,539	8.0%	6.8%
3	Home Depot U.S.A., Inc.	GA, HI	3	991	1.8%	2.3%
4	American Tire Distributors, Inc. [(2)]	CO, LA, NE, NY, OH	5	722	1.3%	1.6%
5	UPS Supply Chain Solutions, Inc.	NH, NY	3	794	1.4%	1.5%
6	Restoration Hardware, Inc.	MD	1	1,195	2.1%	1.5%
7	Servco Pacific, Inc.	HI	7	629	1.1%	1.4%
8	DHL Group	SC	1	945	1.7%	1.2%
9	TD SYNNEX Corporation	OH	2	939	1.7%	1.1%
10	Berkshire Hathaway Inc.	GA	1	832	1.5%	1.0%
			109	24,367	43.2%	47.5%


3779 Lake Shore Road
Hamburg, NY
338,584 Square Feet
ILPT Ownership: 61%

(1) Includes any applicable subsidiaries of tenant.
(2) In October 2024, American Tire Distributors, Inc. filed for Chapter 11 bankruptcy. As of February 18, 2025, this tenant has no outstanding rental obligations due to ILPT and has indicated that it does not intend to vacate any of its leases with ILPT but may seek to modify the terms of its existing leases with ILPT.


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Q4 2024 17

18Q4 2024RETURN TO TABLE OF CONTENTS Cumulative Cumulative % of Total % of Total % of Total % of Total Leased Leased Leased Annualized Annualized Annualized No. of Square Feet Square Feet Square Feet Rental Revenues Rental Revenues Rental Revenues Year Leases Expiring Expiring Expiring Expiring Expiring Expiring 2025 30 2,801 5.0% 5.0% $ 15,005 3.4% 3.4% 2026 30 3,504 6.2% 11.2% 23,185 5.3% 8.7% 2027 43 8,306 14.7% 25.9% 51,780 11.8% 20.5% 2028 41 6,220 11.0% 36.9% 46,815 10.7% 31.2% 2029 38 6,879 12.2% 49.1% 45,380 10.3% 41.5% Thereafter 206 28,847 50.9% 100.0% 256,889 58.5% 100.0% Total 388 56,557 100.0% $ 439,054 100.0% Weighted average remaining lease term (years) 7.0 7.8 Portfolio Lease Expiration and Reset Schedules (dollars and sq. ft. in thousands) As of December 31, 2024 Scheduled Rent Resets at Hawaii Properties: 2025 2026 2027 2028 2029 Thereafter Total Reset square feet 204 154 86 — 1,859 1,081 3,384 Percent (1) 1.4% 1.1% 0.6% —% 12.9% 7.5% Annualized rental revenues $ 1,010 $ 1,316 $ 805 $ — $ 8,517 $ 11,225 $ 22,873 Percent (1) 0.8% 1.1% 0.7% —% 6.9% 9.1% (1) Percentages are based on leased square feet and annualized rental revenues at Hawaii properties only. 7303 Rickenbacker Parkway West Columbus, OH 357,504 Square Feet ILPT Ownership: 100%

Key Financial Data by Investment Portfolio

INDUSTRIAL LOGISTICS PROPERTIES TRUST

(dollars and sq. ft. in thousands, except per sq. ft. data)

	As of and for the Three Months Ended December 31, 2024					
	ILPT Wholly Owned Properties			Mountain Industrial		ILPT
	Mainland	Hawaii	Total	REIT LLC (1)	Other (2)	Consolidated
Ownership %	100%	100%	100%	61%		
Properties	90	226	316	94	1	411
Rentable square feet	22,119	16,729	38,848	20,978	64	59,890
Occupancy %	96.3%	86.2%	92.0%	99.0%	100.0%	94.4%
Selected Balance Sheet Data:						
Total gross assets	$ 1,812,894	$ 726,392	$ 2,539,286	$ 3,118,781	$ 272,150	$ 5,930,217
Total debt (principal)	$ 1,722,070	$ 862,930	$ 2,585,000	$ 1,722,829	$ –	$ 4,307,829
Selected Income Statement Data:						
Rental income	$ 38,062	$ 29,722	$ 67,784	$ 42,399	$ 338	$ 110,521
Net (loss) income	$ (17,196)	$ 8,021	$ (9,175)	$ (26,417)	$ 1,212	$ (34,380)
Net (loss) income attributable to common shareholders	$ (17,196)	$ 8,021	$ (9,175)	$ (16,114)	$ 1,188	$ (24,101)
NOI	$ 29,269	$ 21,396	$ 50,665	$ 33,316	$ 205	$ 84,186
Cash Basis NOI	$ 28,887	$ 20,071	$ 48,958	$ 32,453	$ 199	$ 81,610
Adjusted EBITDAre	$ 26,903	$ 20,449	$ 47,352	$ 30,521	$ 4,283	$ 82,156
Normalized FFO attributable to common shareholders	$ (2,201)	$ 8,767	$ 6,566	$ (312)	$ 2,623	$ 8,877
CAD attributable to common shareholders	$ (249)	$ 6,006	$ 5,757	$ (203)	$ 2,142	$ 7,696
Key Ratios:						
Annualized Cash Basis NOI / total gross assets	6.4%	11.1%	7.7%	4.2%		5.5%
Net debt / annualized Adjusted EBITDAre	15.9x	10.5x	13.6x	13.3x		12.4x
Select Quarterly Leasing Activity:						
Leasing activity (sq. ft.):	338	158	496	234	1	731
% change in GAAP rent (weighted average by sq. ft.):	67.7%	41.3%	53.3%	14.7%	8.3%	39.3%
Weighted average lease term by sq. ft. (years):	10.0	19.9	13.2	5.0	3.0	10.5

(1) With the exception of measures attributable to common shareholders, amounts shown reflect 100% ownership interest of this joint venture, not ILPT's proportionate share thereof. Amounts presented are derived from GAAP information and may not be comparable to amounts reflected in this joint venture's standalone financial information.

(2) Other includes data for: 100% ownership interest of one consolidated mainland property containing approximately 64 rentable square feet located in New Jersey in which ILPT has an approximate 67% ownership interest attributable to common shareholders, not ILPT's proportionate share thereof; any corporate assets and liabilities including ILPT's equity investment in its unconsolidated joint venture; and adjustments to remove the noncontrolling interest of Mountain JV from the balance sheet and income statement data.

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Q4 2024
19

20Q4 2024RETURN TO TABLE OF CONTENTS Joint Ventures

21Q4 2024RETURN TO TABLE OF CONTENTS GA: 12.5% TX: 10.2% OH: 9.9% IN: 8.5% NC: 5.9% FL: 5.1%MI: 4.6% NJ: 3.9% IL: 3.8% MS: 3.6% KS: 3.6% 16 Other States: 28.4% Consolidated Joint Venture - Mountain Industrial REIT LLC (dollars in thousands) Number of Leases Expiring 3 11 13 7 10 36 % of Total Annualized Rental Revenues Expiring (1) 3.3% 5.2% 12.3% 10.4% 7.6% 61.2% A nn ua liz ed R en ta l R ev en ue s Ex p ir in g 2025 2026 2027 2028 2029 Thereafter 0 10,000 20,000 30,000 40,000 50,000 60,000 70,000 80,000 90,000 100,000 110,000 Lease Expiration Schedule As of December 31, 2024 Major Tenants % of Annualized Rental Top 10 Tenants (1) Revenues (2) FedEx Corporation 56.3% Amazon.com Services, Inc. 7.1% Home Depot U.S.A., Inc. 3.8% Berkshire Hathaway Inc. 2.7% Techtronic Industries Company Limited 2.6% Ulta Beauty, Inc. 2.5% Autoneum Holding AG 2.4% DSV Solutions Holding A/S 1.6% Beam Suntory Inc. 1.4% Treehouse Foods, Inc. 1.4% Geographic Diversification (2) (1) Includes any applicable subsidiaries of tenant. (2) Based on the aggregate annualized rental revenues of ILPT's consolidated joint venture as of December 31, 2024.

INDUSTRIAL LOGISTICS PROPERTIES TRUST

Consolidated Joint Venture - Mountain Industrial REIT LLC [1]

As of December 31, 2024

(dollars and sq. ft. in thousands)

Joint Venture	ILPT Ownership	Presentation	Number of Properties	Number of States	Square Feet
Mountain Industrial REIT LLC	61%	Consolidated	94	27	20,978


3150 Highway 42
Locust Grove, GA
657,518 Square Feet
ILPT Ownership: 61%

	Consolidated Balance Sheets to the Consolidated Joint Venture December 31, 2024	2023
ASSETS		
Real estate properties	$ 2,843,834	$ 2,840,142
Accumulated depreciation	(222,621)	(143,757)
Total real estate properties, net	2,621,213	2,696,385
Acquired real estate leases, net	136,239	163,307
Cash, cash equivalents and restricted cash	103,559	131,159
Other assets, net	35,149	35,343
Total assets	$ 2,896,160	$ 3,026,194
LIABILITIES		
Mortgages and notes payable, net [2]	$ 1,722,015	$ 1,736,426
Other liabilities	35,786	37,954
Total liabilities	$ 1,757,801	$ 1,774,380
Noncontrolling interest (39%)	$ 443,960	$ 488,012

(1) Amounts shown on this page reflect 100% ownership interest of this joint venture, not ILPT's proportionate share thereof unless otherwise stated.

(2) ILPT's proportionate share of the principal amount of debt based on its ownership percentage of Mountain JV as of December 31, 2024 is $1,050,926. None of the debt is recourse to ILPT, subject to certain limitations.

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Q4 2024 22

Consolidated Joint Venture - Mountain Industrial REIT LLC

INDUSTRIAL LOGISTICS PROPERTIES TRUST

(dollars in thousands)

	Operating Information of the Consolidated Joint Venture (100%)				Pro-Rata Operating Information of the Consolidated Joint Venture (ILPT Share) [1]			
	Three Months Ended December 31,		Year Ended December 31,		Three Months Ended December 31,		Year Ended December 31,	
	2024	2023	2024	2023	2024	2023	2024	2023
Rental income	$ 42,399	$ 39,642	$ 168,963	$ 165,976	$ 25,863	$ 24,182	$ 103,066	$ 101,246
Real estate taxes	5,782	3,135	21,751	21,482	3,527	1,912	13,268	13,103
Other operating expenses	3,301	3,587	13,878	12,958	2,014	2,188	8,466	7,904
Depreciation and amortization	25,905	26,831	105,930	108,751	15,802	16,367	64,618	66,339
General and administrative	3,920	3,767	15,847	15,910	2,390	2,298	9,666	9,705
Total expenses	38,908	37,320	157,406	159,101	23,733	22,765	96,018	97,051
Interest income	1,125	1,576	5,183	4,946	686	961	3,162	3,017
Interest expense	(30,953)	(29,937)	(123,153)	(117,583)	(18,881)	(18,262)	(75,123)	(71,726)
Loss on sale of real estate	–	–	–	(974)	–	–	–	(594)
Loss before income taxes	(26,337)	(26,039)	(106,413)	(106,736)	(16,065)	(15,884)	(64,913)	(65,108)
Loss on early extinguishment of debt	–	–	–	(359)	–	–	–	(219)
Income tax expense	(80)	(3)	(145)	(76)	(49)	(2)	(89)	(46)
Net loss	$ (26,417)	$ (26,042)	$ (106,558)	$ (107,171)	$ (16,114)	$ (15,886)	$ (65,002)	$ (65,373)
Net loss	$ (26,417)	$ (26,042)	$ (106,558)	$ (107,171)	$ (16,114)	$ (15,886)	$ (65,002)	$ (65,373)
Plus: depreciation and amortization	25,905	26,831	105,930	108,751	15,802	16,367	64,618	66,339
Plus: loss on sale of real estate	–	–	–	974	–	–	–	594
FFO	(512)	789	(628)	2,554	(312)	481	(384)	1,560
Plus: loss on early extinguishment of debt	–	–	–	359	–	–	–	219
Normalized FFO	$ (512)	$ 789	$ (628)	$ 2,913	$ (312)	$ 481	$ (384)	$ 1,779

(1) See page 34 for more information regarding Pro-Rata Operating Information of Consolidated Joint Venture.



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Q4 2024 23

Consolidated Joint Venture - Mountain Industrial REIT LLC

(dollars in thousands)

	Operating Information of the Consolidated Joint Venture (100%)				Pro-Rata Operating Information of the Consolidated Joint Venture (ILPT Share) (1)			
	Three Months Ended December 31,		Year Ended December 31,		Three Months Ended December 31,		Year Ended December 31,	
	2024	2023	2024	2023	2024	2023	2024	2023
Normalized FFO	$ (512)	$ 789	$ (628)	$ 2,913	$ (312)	$ 481	$ (384)	$ 1,779
Plus: non-cash interest expense	6,627	4,157	25,013	16,566	4,042	2,536	15,257	10,105
Minus: non-cash revenues	(863)	(1,223)	(4,178)	(5,017)	(526)	(746)	(2,548)	(3,060)
Minus: recurring capital expenditures	(993)	(893)	(4,798)	(7,149)	(606)	(545)	(2,926)	(4,361)
Minus: principal amortization	(4,592)	(4,425)	(18,116)	(19,508)	(2,801)	(2,699)	(11,051)	(11,900)
CAD	$ (333)	$ (1,595)	$ (2,707)	$ (12,195)	$ (203)	$ (973)	$ (1,652)	$ (7,437)
Net loss	$ (26,417)	$ (26,042)	$ (106,558)	$ (107,171)	$ (16,114)	$ (15,886)	$ (65,002)	$ (65,373)
Plus: interest expense	30,953	29,937	123,153	117,583	18,881	18,262	75,123	71,726
Plus: income tax expense	80	3	145	76	49	2	89	46
Plus: depreciation and amortization	25,905	26,831	105,930	108,751	15,802	16,367	64,618	66,339
EBITDA	30,521	30,729	122,670	119,239	18,618	18,745	74,828	72,738
Plus: loss on sale of real estate	–	–	–	974	–	–	–	594
EBITDAre	30,521	30,729	122,670	120,213	18,618	18,745	74,828	73,332
Plus: loss on early extinguishment of debt	–	–	–	359	–	–	–	219
Adjusted EBITDAre	$ 30,521	$ 30,729	$ 122,670	$ 120,572	$ 18,618	$ 18,745	$ 74,828	$ 73,551

(1) See page 34 for more information regarding Pro-Rata Operating Information of Consolidated Joint Venture.

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Q4 2024 24

Unconsolidated Joint Venture - The Industrial Fund REIT LLC (1)

INDUSTRIAL LOGISTICS PROPERTIES TRUST

As of December 31, 2024

(dollars and sq. ft. in thousands)

Joint Venture	ILPT Ownership	Number of Properties	Number of States	Square Feet	ILPT Investment in Joint Venture
The Industrial Fund REIT LLC	22%	18	12	11,726	$ 116,732

	Three Months Ended December 31, 2024	Three Months Ended December 31, 2023	Year Ended December 31, 2024	Year Ended December 31, 2023
Rental income	$ 18,396	$ 17,845	$ 74,022	$ 70,178
Real estate taxes	2,602	2,559	10,543	10,173
Other operating expenses	2,129	2,176	8,349	8,098
Depreciation and amortization	7,742	7,946	31,026	32,117
General and administrative	936	910	3,751	3,704
Total expenses	13,409	13,591	53,669	54,092
Interest income	183	148	684	559
Interest expense	(6,364)	(6,152)	(25,329)	(22,479)
Loss before income taxes	(1,194)	(1,750)	(4,292)	(5,834)
Income tax (expense) benefit	(4)	16	(13)	2
Net loss	$ (1,198)	$ (1,734)	$ (4,305)	$ (5,832)
Distributions received (2)	$ 990	$ 2,530	$ 3,960	$ 9,900

Type	Secured by	Interest Rate	Maturity Date	Principal Balance
Fixed rate - interest only	One mainland property	6.96%	11/01/2028	$ 65,000
Floating rate - interest only (3)	Six mainland properties	5.30%	10/01/2027	123,700
Fixed rate - interest only	11 mainland properties	3.33%	11/07/2029	350,000
Weighted average / total		4.22%		$ 538,700


3350 Laurel Ridge Avenue
Ruskin, FL
1,017,693 Square Feet
ILPT Ownership: 22%

(1) Amounts shown on this page reflect 100% ownership interest of this joint venture, not ILPT's proportionate share thereof unless otherwise stated.

(2) Represents ILPT's distributions from this joint venture, including distributions of proceeds from this joint venture's financing activities, if any.

(3) The $123,700 loan requires that interest be paid at an annual rate of SOFR plus a premium of 1.80%. The Industrial Fund REIT LLC has purchased an interest rate cap through October 2025 with a SOFR strike rate equal to 3.50%.

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Q4 2024 25

26Q4 2024RETURN TO TABLE OF CONTENTS Appendix

Calculation and Reconciliation of NOI and Cash Basis NOI

INDUSTRIAL LOGISTICS PROPERTIES TRUST

(dollars in thousands)

	For the Three Months Ended					For the Year Ended	
	12/31/2024	9/30/2024	6/30/2024	3/31/2024	12/31/2023	12/31/2024	12/31/2023
Calculation of NOI and Cash Basis NOI:							
Rental income	$ 110,521	$ 108,945	$ 110,621	$ 112,235	$ 108,895	$ 442,322	$ 437,338
Real estate taxes	(16,214)	(15,339)	(15,149)	(15,861)	(13,560)	(62,563)	(60,053)
Other operating expenses	(10,121)	(8,897)	(9,207)	(10,322)	(10,448)	(38,547)	(38,192)
NOI	84,186	84,709	86,265	86,052	84,887	341,212	339,093
Non-cash revenues	(2,576)	(2,206)	(3,330)	(3,856)	(3,434)	(11,968)	(14,729)
Cash Basis NOI	$ 81,610	$ 82,503	$ 82,935	$ 82,196	$ 81,453	$ 329,244	$ 324,364
Reconciliation of net loss to NOI and Cash Basis NOI:							
Net loss	$ (34,380)	$ (35,407)	$ (33,479)	$ (33,902)	$ (41,402)	$ (137,168)	$ (149,719)
Equity in (earnings) losses of unconsolidated joint venture	(100)	(1,161)	(2,348)	(1,723)	6,521	(5,332)	(902)
Income tax expense (benefit)	60	33	36	33	(9)	162	104
Loss before income taxes and equity in earnings (losses) of unconsolidated joint venture	(34,420)	(36,535)	(35,791)	(35,592)	(34,890)	(142,338)	(150,517)
Loss on early extinguishment of debt	–	–	–	–	–	–	359
Gain on sale of real estate	–	–	–	–	(2,684)	–	(1,710)
Interest expense	71,739	73,936	73,631	73,230	72,979	292,536	288,537
Interest income	(2,506)	(3,134)	(2,935)	(2,852)	(2,571)	(11,427)	(7,911)
(Recovery) loss on impairment of real estate	–	–	–	–	(98)	–	156
Acquisition and other transaction related costs	–	–	–	–	287	–	287
General and administrative	7,589	7,237	7,939	7,689	7,414	30,454	31,164
Depreciation and amortization	41,784	43,205	43,421	43,577	44,450	171,987	178,728
NOI	84,186	84,709	86,265	86,052	84,887	341,212	339,093
Non-cash revenues	(2,576)	(2,206)	(3,330)	(3,856)	(3,434)	(11,968)	(14,729)
Cash Basis NOI	$ 81,610	$ 82,503	$ 82,935	$ 82,196	$ 81,453	$ 329,244	$ 324,364

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Q4 2024 27

28Q4 2024RETURN TO TABLE OF CONTENTS Reconciliation of NOI to Same Property NOI and Calculation of Same Property Cash Basis NOI (dollars in thousands) For the Three Months Ended December 31, For the Year Ended December 31, 2024 2023 2024 2023 Reconciliation of NOI to Same Property NOI: Rental income $ 110,521 $ 108,895 $ 442,322 $ 437,338 Real estate taxes (16,214) (13,560) (62,563) (60,053) Other operating expenses (10,121) (10,448) (38,547) (38,192) NOI 84,186 84,887 341,212 339,093 NOI of properties not included in same property results — 23 36 (33) Same property NOI $ 84,186 $ 84,910 $ 341,248 $ 339,060 Calculation of Same Property Cash Basis NOI: Same property NOI $ 84,186 $ 84,910 $ 341,248 $ 339,060 Less: Non-cash revenues (2,576) (3,434) (11,968) (14,729) Same property Cash Basis NOI $ 81,610 $ 81,476 $ 329,280 $ 324,331 1800 Union Airpark Boulevard Union, OH 1,791,246 Square Feet ILPT Ownership: 22%

Calculation of EBITDA, EBITDA*re* and Adjusted EBITDA*re*

INDUSTRIAL LOGISTICS PROPERTIES TRUST

(dollars in thousands)

	For the Three Months Ended					For the Year Ended	
	12/31/2024	9/30/2024	6/30/2024	3/31/2024	12/31/2023	12/31/2024	12/31/2023
Net loss	$ (34,380)	$ (35,407)	$ (33,479)	$ (33,902)	$ (41,402)	$ (137,168)	$ (149,719)
Plus: interest expense	71,739	73,936	73,631	73,230	72,979	292,536	288,537
Plus: income tax expense (benefit)	60	33	36	33	(9)	162	104
Plus: depreciation and amortization	41,784	43,205	43,421	43,577	44,450	171,987	178,728
EBITDA	79,203	81,767	83,609	82,938	76,018	327,517	317,650
(Recovery) loss on impairment of real estate	–	–	–	–	(98)	–	156
Gain on sale of real estate	–	–	–	–	(2,684)	–	(1,710)
Equity in (earnings) losses of unconsolidated joint venture	(100)	(1,161)	(2,348)	(1,723)	6,521	(5,332)	(902)
Share of EBITDA*re* from unconsolidated joint venture	2,842	2,895	2,872	2,846	2,717	11,455	10,728
EBITDA*re*	81,945	83,501	84,133	84,061	82,474	333,640	325,922
Plus: acquisition and other transaction related costs	–	–	–	–	287	–	287
Plus: general and administrative expense paid in common shares [1]	211	446	924	339	311	1,920	1,741
Plus: loss on early extinguishment of debt	–	–	–	–	–	–	359
Adjusted EBITDA*re*	$ 82,156	$ 83,947	$ 85,057	$ 84,400	$ 83,072	$ 335,560	$ 328,309

(1) Amounts represent equity based compensation to ILPT's trustees and officers and certain other employees of RMR.


Holland

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Q4 2024
29

Calculation of FFO, Normalized FFO and CAD

INDUSTRIAL LOGISTICS PROPERTIES TRUST

(dollars in thousands)

	For the Three Months Ended					For the Year Ended	
	12/31/2024	9/30/2024	6/30/2024	3/31/2024	12/31/2023	12/31/2024	12/31/2023
Net loss attributable to common shareholders	$ (24,101)	$ (24,990)	$ (23,175)	$ (23,403)	$ (31,240)	$ (95,669)	$ (107,989)
Equity in (earnings) losses of unconsolidated joint venture	(100)	(1,161)	(2,348)	(1,723)	6,521	(5,332)	(902)
Gain on sale of real estate	–	–	–	–	(2,684)	–	(1,710)
(Recovery) loss on impairment of real estate	–	–	–	–	(98)	–	156
Depreciation and amortization	41,784	43,205	43,421	43,577	44,450	171,987	178,728
Share of FFO from unconsolidated joint venture	1,440	1,496	1,484	1,459	1,367	5,879	5,783
FFO adjustments attributable to noncontrolling interest	(10,146)	(10,487)	(10,417)	(10,460)	(10,517)	(41,510)	(43,031)
FFO attributable to common shareholders	8,877	8,063	8,965	9,450	7,799	35,355	31,035
Loss on early extinguishment of debt	–	–	–	–	–	–	359
Acquisition and other transaction related costs	–	–	–	–	287	–	287
Normalized FFO adjustments attributable to noncontrolling interest	–	–	–	–	–	–	(140)
Normalized FFO attributable to common shareholders	$ 8,877	$ 8,063	$ 8,965	$ 9,450	$ 8,086	$ 35,355	$ 31,541



Holland

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Q4 2024 30

31Q4 2024RETURN TO TABLE OF CONTENTS (amounts in thousands, except per share data) For the Three Months Ended For the Year Ended 12/31/2024 9/30/2024 6/30/2024 3/31/2024 12/31/2023 12/31/2024 12/31/2023 Normalized FFO attributable to common shareholders $ 8,877 $ 8,063 $ 8,965 $ 9,450 $ 8,086 $ 35,355 $ 31,541 Plus (minus): Non-cash interest expense 11,523 15,092 15,355 13,859 12,883 55,829 51,481 Non-cash revenues (2,576) (2,206) (3,330) (3,856) (3,434) (11,968) (14,729) General and administrative expense paid in common shares (1) 211 446 924 339 311 1,920 1,741 Recurring capital expenditures (5,357) (5,637) (2,832) (3,373) (5,025) (17,199) (15,177) Principal amortization (4,592) (4,550) (4,508) (4,466) (4,425) (18,116) (19,508) Share of Normalized FFO from unconsolidated joint venture (1,440) (1,496) (1,484) (1,459) (1,367) (5,879) (5,783) Distributions from unconsolidated joint venture 990 990 990 990 990 3,960 3,960 CAD adjustments attributable to noncontrolling interest 60 545 (75) 444 929 974 5,912 CAD attributable to common shareholders $ 7,696 $ 11,247 $ 14,005 $ 11,928 $ 8,948 $ 44,876 $ 39,438 Weighted average common shares outstanding (basic and diluted) 65,833 65,769 65,626 65,556 65,551 65,697 65,430 Per Common Share Data (basic and diluted): Net loss attributable to common shareholders $ (0.37) $ (0.38) $ (0.35) $ (0.36) $ (0.48) $ (1.46) $ (1.65) FFO attributable to common shareholders $ 0.13 $ 0.12 $ 0.14 $ 0.14 $ 0.12 $ 0.54 $ 0.47 Normalized FFO attributable to common shareholders $ 0.13 $ 0.12 $ 0.14 $ 0.14 $ 0.12 $ 0.54 $ 0.48 CAD attributable to common shareholders $ 0.12 $ 0.17 $ 0.21 $ 0.18 $ 0.14 $ 0.68 $ 0.60 (1) Amounts represent equity based compensation to ILPT's trustees and officers and certain other employees of RMR. Calculation of FFO, Normalized FFO and CAD

INDUSTRIAL LOGISTICS PROPERTIES TRUST

Company Profile, Research Coverage and Governance Information

Executive Officers

Yael Duffy
President and Chief Operating Officer

Tiffany R. Sy
Chief Financial Officer and Treasurer

Marc Krohn
Vice President

Management:

ILPT is managed by The RMR Group (Nasdaq: RMR). RMR is an alternative asset management company that is focused on commercial real estate and related businesses. As of December 31, 2024, RMR had over $40 billion in assets under management and the combined RMR managed companies had more than $5 billion of annual revenues, approximately 2,000 properties and over 18,000 employees. ILPT believes that being managed by RMR is a competitive advantage for ILPT because of RMR's depth of management and experience in the real estate industry. ILPT also believes RMR provides management services to it at a lower cost than it would have to pay for similar quality services if it were self managed.

Board of Trustees

Bruce M. Gans
Lead Independent Trustee

Lisa Harris Jones
Independent Trustee

Matthew P. Jordan
Managing Trustee

Joseph L. Morea
Independent Trustee

Kevin C. Phelan
Independent Trustee

Adam D. Portnoy
Chair of the Board and Managing Trustee

June S. Youngs
Independent Trustee

Equity Research Coverage

BTIG
Thomas Catherwood
tcatherwood@btig.com
(212) 738-6140

JMP Securities
Mitchell Germain
mgermain@jmpsecurities.com
(212) 906-3537

ILPT is followed by the analysts listed on this page. Please note that any opinions, estimates or forecasts regarding ILPT's performance made by these analysts do not represent opinions, forecasts or predictions of ILPT or its management. ILPT does not by its reference above imply its endorsement of or concurrence with any information, conclusions or recommendations provided by any of these analysts.

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Q4 2024 32

33Q4 2024RETURN TO TABLE OF CONTENTS Unless otherwise noted, all data presented in this presentation excludes the properties owned by an unconsolidated joint venture in which ILPT owns a 22% equity interest. See page 25 for information regarding this joint venture and related mortgage notes. Non-GAAP Financial Measures: ILPT presents certain “non-GAAP financial measures” within the meaning of the applicable rules of the Securities and Exchange Commission, or the SEC, including net operating income, or NOI, Cash Basis NOI, same property NOI, same property Cash Basis NOI, earnings before interest, income tax, depreciation and amortization, or EBITDA, EBITDA for real estate, or EBITDAre, Adjusted EBITDAre, funds from operations, or FFO, normalized funds from operations, or Normalized FFO, and cash available for distribution, or CAD. These measures do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net loss or net loss attributable to common shareholders, as indicators of ILPT's operating performance or as measures of its liquidity. These measures should be considered in conjunction with net loss and net loss attributable to common shareholders as presented in ILPT's condensed consolidated statements of income (loss). ILPT considers these non-GAAP measures to be appropriate supplemental measures of operating performance for a REIT, along with net loss and net loss attributable to common shareholders. ILPT believes these measures provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation and amortization expense, they may facilitate a comparison of its operating performance between periods and with other REITs and, in the case of NOI and Cash Basis NOI, reflecting only those income and expense items that are generated and incurred at the property level may help both investors and management to understand the operations of ILPT's properties. NOI and Cash Basis NOI: The calculations of NOI and Cash Basis NOI exclude certain components of net loss in order to provide results that are more closely related to ILPT's property level results of operations. ILPT calculates NOI and Cash Basis NOI as shown on page 27 and same property NOI and same property Cash Basis NOI as shown on page 28. ILPT defines NOI as income from its rental of real estate less its property operating expenses. NOI excludes depreciation and amortization. ILPT defines Cash Basis NOI as NOI excluding non-cash revenues and lease termination fees, if any. ILPT uses NOI and Cash Basis NOI to evaluate individual and company-wide property level performance. ILPT calculates same property NOI and same property Cash Basis NOI in the same manner that it calculates the corresponding NOI and Cash Basis NOI amounts, except that ILPT only includes same properties in calculating same property NOI and same property Cash Basis NOI. Other real estate companies and REITs may calculate NOI and Cash Basis NOI differently than ILPT does. FFO Attributable to Common Shareholders and Normalized FFO Attributable to Common Shareholders: ILPT calculates FFO attributable to common shareholders and Normalized FFO attributable to common shareholders as shown on page 30. FFO attributable to common shareholders is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or Nareit, which is: (1) net loss attributable to common shareholders calculated in accordance with GAAP, excluding (i) any recovery or loss on impairment of real estate, (ii) any gain or loss on sale of real estate and (iii) equity in earnings or losses of unconsolidated joint venture; (2) plus (i) real estate depreciation and amortization and (ii) ILPT's proportionate share of FFO from unconsolidated joint venture properties; (3) minus FFO adjustments attributable to noncontrolling interest; and (4) certain other adjustments currently not applicable to ILPT. In calculating Normalized FFO attributable to common shareholders, ILPT adjusts for certain nonrecurring items shown on page 30, including adjustments for such items related to the unconsolidated joint venture, if any. FFO attributable to common shareholders and Normalized FFO attributable to common shareholders are among the factors considered by ILPT's Board of Trustees when determining the amount of distributions to its shareholders. Other factors include, but are not limited to, requirements to maintain ILPT's qualification for taxation as a REIT, the then current and expected needs for and availability of cash to pay ILPT's obligations and fund ILPT's investments, limitations in the agreements governing its debt, the availability to ILPT of debt and equity capital, its distribution rate as a percentage of the trading price of ILPT's common shares, or dividend yield, and ILPT's dividend yield compared to the dividend yields of other REITs and ILPT's expectation of its future capital requirements and operating performance. Other real estate companies and REITs may calculate FFO attributable to common shareholders and Normalized FFO attributable to common shareholders differently than ILPT does. Non-GAAP Financial Measures and Certain Definitions

34Q4 2024RETURN TO TABLE OF CONTENTS Non-GAAP Financial Measures and Certain Definitions (Continued) Cash Available for Distribution: ILPT calculates CAD as shown on page 31. ILPT defines CAD as Normalized FFO minus ILPT's proportionate share of Normalized FFO from unconsolidated joint venture properties, plus operating cash flow distributions received from ILPT's unconsolidated joint venture, recurring real estate related capital expenditures, adjustments for other non-cash and nonrecurring items, certain amounts excluded from Normalized FFO but settled in cash, excluding CAD adjustments attributable to noncontrolling interest, equity based compensation, and principal amortization, as well as certain other adjustments currently not applicable to ILPT. CAD is among the factors considered by ILPT's Board of Trustees when determining the amount of distributions to ILPT's shareholders. Other real estate companies and REITs may calculate CAD differently than ILPT does. EBITDA, EBITDAre and Adjusted EBITDAre: ILPT calculates EBITDA, EBITDAre and Adjusted EBITDAre as shown on page 29. EBITDAre is calculated on the basis defined by Nareit, which is EBITDA, including ILPT's proportionate share of EBITDAre from unconsolidated joint venture properties, and excluding any gain or loss on the sale of real estate, equity in earnings or losses of unconsolidated joint venture, recovery or loss on impairment of real estate, as well as certain other adjustments currently not applicable to ILPT. In calculating Adjusted EBITDAre, ILPT adjusts for the items shown on page 29. Other real estate companies and REITs may calculate EBITDA, EBITDAre and Adjusted EBITDAre differently than ILPT does. Pro-Rata Operating Information of Consolidated Joint Venture: ILPT believes this financial presentation of its consolidated joint venture information provides useful information to investors by providing additional insight into the financial performance of its consolidated joint venture, in which ILPT owns a 61% equity interest. This information may not accurately depict the impact of these investments in accordance with GAAP. Pro-rata information should not be considered in isolation or as a substitute for ILPT's condensed consolidated financial statements in accordance with GAAP. Certain Definitions: Annualized dividend yield - Annualized dividend yield is the annualized dividend paid during the applicable period divided by the closing price of ILPT's common shares at the end of the relevant period. Annualized rental revenues - Annualized rental revenues is the annualized contractual base rents from ILPT's tenants pursuant to its lease agreements as of the measurement date, including straight line rent adjustments and estimated recurring expense reimbursements to be paid to ILPT, and excluding lease value amortization. Building improvements - Building improvements generally include expenditures to replace obsolete building components and expenditures that extend the useful life of existing assets. Development, redevelopment and other activities - Development, redevelopment and other activities generally include capital expenditure projects that reposition a property or result in new sources of revenue. GAAP - GAAP refers to U.S. generally accepted accounting principles. Gross book value of real estate assets - Gross book value of real estate assets is real estate assets at cost, plus certain acquisition related costs, if any, before depreciation and impairments, if any.

35Q4 2024RETURN TO TABLE OF CONTENTS ILPT Wholly Owned Properties - ILPT Wholly Owned Properties refers to of 316 properties that are wholly owned by ILPT, including 226 buildings, leasable land parcels and easements containing approximately 16.7 million rentable square feet that are primarily industrial lands located on the island of Oahu, Hawaii, or the Hawaii Portfolio, and 90 properties containing approximately 22.1 million rentable square feet located in 34 other states, or the Mainland Portfolio. Information included in this presentation with respect to the Mainland Portfolio and the Hawaii Portfolio include certain allocations of interest expense on debts secured by properties in each portfolio and of general and administrative expense based upon the gross asset value of properties in each portfolio. ILPT believes the information presented for these portfolios is useful to investors to provide insight into the financial performance of these portfolios. Leased square feet - Leased square feet is pursuant to existing leases as of December 31, 2024, and includes space being fitted out for occupancy, if any, and space which is leased but is not occupied, if any. Leasing costs - Leasing costs include leasing related costs, such as brokerage commissions and tenant inducements. Leasing costs and concession commitments - Leasing costs and concession commitments include commitments made for leasing expenditures and concessions, such as tenant improvements, leasing commissions, tenant reimbursements and free rent. Mountain JV - Mountain Industrial REIT LLC, or Mountain JV, owns 94 mainland properties containing approximately 21.0 million rentable square feet located in 27 states. ILPT owns a 61% equity interest in this joint venture. ILPT consolidates 100% of this joint venture in its financial statements in accordance with GAAP. Net debt - Net debt is the total outstanding principal of ILPT's debt less cash and cash equivalents and restricted cash and cash equivalents. Non-cash interest expense - Non-cash interest expense includes the amortization of debt discounts, premiums, issuance costs and interest rate caps. Non-cash revenues - Non-cash revenues include lease value amortization and straight line rent adjustments, if any. n/m - Not meaningful. Percent change in GAAP rent - Percent change in GAAP rent is the percent change from prior rents charged for same space. Rents include estimated recurring expense reimbursements and exclude lease value amortization. Same space represents the same land area and building area (with leasing rates for vacant space based upon the most recent rental rate for the same space). Rentable square feet - Represents total square feet available for lease as of the measurement date. Square footage measurements are subject to changes when space is remeasured or reconfigured for new tenants. Rolling four quarter CAD - Represents CAD for the preceding twelve month period as of the respective quarter end date. Same property - For the three months ended December 31, 2024 and 2023, same property NOI and Cash Basis NOI are based on properties that ILPT owned as of December 31, 2024 and that it owned continuously since October 1, 2023. For the year ended December 31, 2024 and 2023, same property NOI and Cash Basis NOI are based on properties that ILPT owned as of December 31, 2024 and that it owned continuously since January 1, 2023. SOFR - SOFR is the secured overnight financing rate. Tenant improvements - Tenant improvements include capital expenditures used to improve tenants' space or amounts paid directly to tenants to improve their space. Total gross assets - Total gross assets is total assets plus accumulated depreciation. Total market capitalization - Total market capitalization is the total principal amount of debt plus the market value of ILPT's common shares at the end of the applicable period. Non-GAAP Financial Measures and Certain Definitions (Continued)

36Q4 2024RETURN TO TABLE OF CONTENTS Warning Concerning Forward-Looking Statements This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws that are subject to risks and uncertainties. These statements may include words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, “will”, “may” and negatives or derivatives of these or similar expressions. These forward-looking statements include, among others, statements about: ILPT's leasing demand; ILPT's ability to realize organic cash flow growth, reduce leverage and strengthen its balance sheet and enhance financial flexibility; ILPT's rent growth, tenant retention and property operations; debt maturities; ILPT's and/or Mountain JV's expected or potential exercise of extension options for the maturity date of loans; and ILPT’s capital expenditure plans and commitments. Forward-looking statements reflect ILPT’s current expectations, are based on judgments and assumptions, are inherently uncertain and are subject to risks, uncertainties and other factors, which could cause ILPT’s actual results, performance or achievements to differ materially from expected future results, performance or achievements expressed or implied in those forward-looking statements. Some of the risks, uncertainties and other factors that may cause its actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements include, but are not limited to, the following: whether ILPT's tenants will renew or extend their leases or whether ILPT will obtain replacement tenants on terms as favorable to it as the terms of its existing leases; ILPT's ability to successfully compete for tenancies, the likelihood that the rents it realizes will increase when ILPT renews or extends its leases, enters new leases, or its rents reset at ILPT’s properties located in Hawaii; ILPT’s ability to maintain high occupancy at its properties; ILPT’s ability to reduce its leverage, generate cash flow and take advantage of mark-to-market leasing opportunities; ILPT's ability to cost-effectively raise and balance its use of debt or equity capital; ILPT’s ability to purchase cost effective interest rate caps; ILPT’s ability to pay interest on and principal of its debt; ILPT's expected capital expenditures and leasing costs; ILPT’s ability to maintain sufficient liquidity; demand for industrial and logistics properties; ILPT’s ability and the ability of its tenants to operate under unfavorable market and commercial real estate industry conditions, due to uncertainties surrounding interest rates and inflation, supply chain disruptions, emerging technologies, volatility in the public equity and debt markets, pandemics, geopolitical instability and tensions, economic downturns or a possible recession, labor market conditions or changes in real estate utilization; whether the industrial and logistics sector and the extent to which ILPT's tenants' businesses are critical to sustaining a resilient supply chain and that ILPT's business will benefit as a result; ILPT’s tenants’ ability and willingness to pay their rent obligations to ILPT; the credit qualities of ILPT’s tenants; changes in the security of cash flows from ILPT’s properties; potential defaults of ILPT's leases by its tenants; ILPT's tenant and geographic concentrations; ILPT’s ability to pay distributions to its shareholders and to increase or sustain the amount of such distributions; ILPT’s ability to sell properties at prices it target; ILPT’s ability to prudently pursue, and successfully and profitably complete, expansion and renovation projects at its properties and to realize its expected returns on those projects; risks and uncertainties regarding the development, redevelopment or repositioning of ILPT’s properties, including as a result of inflation, cost overruns, supply chain challenges, labor market conditions, construction delays or ILPT's inability to obtain necessary permits; ILPT’s ability to lease space at these properties at targeted returns and volatility in the commercial real estate markets; ILPT’s ability to sell additional equity interests in, or contribute additional properties to, its existing joint ventures, to enter into additional real estate joint ventures or to attract co-venturers and benefit from its existing joint ventures or any real estate joint ventures ILPT may enter into; ILPT's ability to complete sales without delay, or at all, pursuant to existing agreement terms; non-performance by the counterparties to ILPT's interest rate caps; the ability of ILPT’s manager, RMR, to successfully manage it; changes in environmental laws or in their interpretations or enforcement as a result of climate change or otherwise, or ILPT’s incurring environmental remediation costs or other liabilities; competition within the commercial real estate industry, particularly for industrial and logistics properties in those markets in which ILPT’s properties are located; compliance with, and changes to, federal, state and local laws and regulations, accounting rules, tax laws and similar matters; limitations imposed by and ILPT’s ability to satisfy complex rules to maintain its qualification for taxation as a REIT for U.S. federal income tax purposes; actual and potential conflicts of interest with ILPT’s related parties, including its managing trustees, RMR and others affiliated with them; acts of terrorism, outbreaks of pandemics or other public health safety events or conditions, war or other hostilities, global climate change or other manmade or natural disasters beyond ILPT's control; and other matters. These risks, uncertainties and other factors are not exhaustive and should be read in conjunction with other cautionary statements that are included in ILPT’s periodic filings. The information contained in ILPT’s filings with the SEC, including under the caption “Risk Factors” in ILPT’s periodic reports, or incorporated therein, identifies important factors that could cause differences from ILPT’s forward-looking statements in this presentation. ILPT’s filings with the SEC are available on the SEC’s website at www.sec.gov. You should not place undue reliance upon ILPT’s forward-looking statements. Except as required by law, ILPT does not intend to update or change any forward-looking statements as a result of new information, future events or otherwise.